UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2016

Alarm.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, in June 2016, ICN Acquisition, LLC (the “Buyer”), a wholly-owned indirect subsidiary of Alarm.com Holdings, Inc. (“Alarm.com” and, together with the Buyer, the “Company”), entered into an Asset Purchase Agreement, dated as of June 23, 2016, by and among the Company, Icontrol Networks, Inc. (“Icontrol”) and Fortis Advisors, LLC as the representative of Icontrol’s stockholders (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the Company agreed to acquire two business units, Connect and Piper, from Icontrol for a purchase price of approximately $140.0 million (the “Acquisition”). On November 2, 2016, in response to questions raised by the Federal Trade Commission (the “FTC”), which is reviewing the Acquisition, the Company and Icontrol represented to the FTC that the terms of the Asset Purchase Agreement would be modified to ensure the Company does not exercise any control over the ongoing operations of the Icontrol business until the consummation of the Acquisition. On November 15, 2016, the Company and Icontrol entered into an amendment to the Asset Purchase Agreement (the “Amendment”) to address the questions raised by the FTC. The Amendment modifies the covenants between Icontrol and Alarm.com that apply from the date of signing the Asset Purchase Agreement to the date of closing the Acquisition. The Amendment also provides that Alarm.com will continue to pay the salaries and provide benefits for all Icontrol employees hired by Alarm.com upon consummation of the Acquisition for a period of at least ninety (90) days after the date of closing of the Acquisition.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Amendment has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the assets transferred (the “Transferred Assets”) pursuant to the Asset Purchase Agreement and the Amendment (together, the “Agreements”), the Company or Icontrol. The representations, warranties and covenants contained in the Agreements are made only for purposes of the Agreements and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Transferred Assets, the Company or Icontrol. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
2.1	Amendment No. 1 to Asset Purchase Agreement dated November 15, 2016.

2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Dated: November 16, 2016

	By:	/s/ Stephen Trundle
Stephen Trundle
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to Asset Purchase Agreement dated November 15, 2016.